Calculation of Filing Fee Tables
S-8
IMMUCELL CORP /DE/
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.10 par value per share	Other	650,000	$ 10.14	$ 6,591,000.00	0.000087	$ 573.42
2	Equity	Common Stock, $0.10 par value per share	Other	75,983	$ 5.90	$ 448,299.70	0.000087	$ 39.00
Total Offering Amounts:						$ 7,039,299.70		$ 612.42
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 612.42
Offering Note
[1]	(1) Calculated pursuant to Rule 457 of the Securities Act, solely for purposes of calculating the registration fee. (2) Represents an aggregate of 650,000 shares of Common Stock reserved for issuance under the 2025 Plan. (3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Capital Market on November 11, 2026, which date is within five business days prior to the filing of this Registration Statement.

[2]	(1) Pursuant to Rule 416(a) under the '33 Act, this Registration Statement also covers an indeterminate number of additional shares of common stock of the Registrant, par value $0.10 per share ("Common Stock"), that may be issued to adjust the number of shares issued pursuant to the 2025 Stock Option and Incentive Plan (the "2025 Plan") or the Non-Qualified Stock Option Agreement dated September 16, 2025 between the Registrant and Paul Olivier te Boekhorst (the "Stock Option Agreement") by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant's outstanding Common Stock. (2) Calculated pursuant to Rule 457 of the Securities Act, solely for purposes of calculating the registration fee. (3) Represents an aggregate of 75,983 shares of Common Stock issuable upon exercise of the options granted under the Stock Option Agreement and not previously registered by the Registrant. (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the '33 Act, based on $5.90 per share, the exercise price of the outstanding option to purchase 75,983 shares of Common Stock granted under the Stock Option Agreement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources